EXHIBIT 5

                   BUCHANAN INGERSOLL PROFESSIONAL CORPORATION
                                    Attorneys
                               Eleven Penn Center
                         1835 Market Street, 14th Floor
                        Philadelphia, Pennsylvania 19103



                                  May 12, 2000



Osage Systems Group, Inc.
1661 East Camelback Road, Suite 245
Phoenix, AZ 85016

Gentlemen:

     We have acted as counsel to Osage Systems Group, Inc., a Delaware corporation ("Osage"), in connection with the filing by Osage of a registration statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the registration of the following shares of Osage's common stock, $0.01 par value per share (the "Common Stock"), all of which are to be offered by certain selling security holders as set forth in the Registration Statement:


     1. 2,499,415 shares of Common Stock (the "Shares");

     2. 1,035,730 shares of Common Stock, subject to adjustment, which may be issued, if at all, upon the exercise of warrants identified on Exhibit A attached hereto (the "Warrants");


     3. 10,000,000 shares of common stock, subject to adjustment, which may be issued, if at all, upon the conversion of Osage's outstanding 10% Convertible Debentures (the "Debentures"); and


     4. 10,000,000 shares of common stock, subject to adjustment, which may be issued, if at all, upon the exercise of certain outstanding warrants granted on November 22, 1999 (the "Contingent Warrants").


     In connection with the Registration Statement, we have examined such corporate records and documents, other documents, and such questions of law as we have deemed necessary or appropriate for purposes of this opinion. On the basis of such examination, it is our opinion that:


     1. The issuance of the Shares has been duly and validly authorized, and the Shares are legally issued, fully paid and non-assessable;

     2. The shares of Common Stock to be issued upon the exercise of the Warrants have been duly and validly authorized and, when issued in accordance with the terms of the appropriate instrument evidencing the Warrants, including, without limitation, payment of the applicable exercise price with respect to the Warrants, will be legally issued, fully paid and non-assessable;


     3. Assuming that the stockholders of Osage approve the conversion features of the Debentures in accordance with the terms thereof and assuming that at the time of conversion thereof, the Debentures are convertible, in the aggregate, into no more than the authorized number of shares of Common Stock less the number of shares of Common Stock outstanding and less the number of shares of Common Stock reserved for issuance at such time, the shares of common stock to be issued upon the conversion of the Debentures have been duly authorized and, when issued in accordance with the respective terms of the Debentures and the Securities Purchase Agreement dated as of October 8, 1999 among Osage and Michael Lauer, Lancer Offshore, Inc., Lancer Partners, L.P., and Orbiter Fund, Ltd. (collectively, "Lancer"), will be legally issued, fully paid and non-assessable; and

     4. Assuming that the stockholders of Osage approve the conversion features of the Contingent Warrants in accordance with the respective terms thereof and assuming that at the time of exercise thereof, the Contingent Warrants are exercisable, in the aggregate, into no more than the authorized number of shares of Common Stock less the number of shares of Common Stock outstanding and less the number of shares of Common Stock reserved for issuance at such time, the shares of Common Stock to be issued upon the exercise of the Contingent Warrants have been duly authorized and, when issued in accordance with the terms of the Securities Purchase Agreement dated as of October 8, 1999 among Osage and Lancer, and in accordance with the terms of the respective Contingent Warrants including, without limitation, payment of the applicable exercise price with respect to the Contingent Warrants, will be legally issued, fully paid and non-assessable.


     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement.

                                       Very truly yours,


                                       BUCHANAN INGERSOLL
                                       PROFESSIONAL CORPORATION

                                       /s/ Joseph P. Galda
                                       -------------------

                                                         Exhibit A
                                                         ---------

                                                         Number of
Warrant Holder                                        Warrant Shares                     Date of Warrant Grant
--------------                                        --------------                     ---------------------
Aspen Partners, Inc.                                         7,500                        September 30, 1998
Caruso, Steven                                               3,208                        September 30, 1998
Clarke, Bud                                                  3,209                        September 30, 1998
Coast Business Credit                                      100,000                        December 30, 1998
Cohen, Peter                                                 3,208                        September 30, 1998
Cook, Scott D.                                              40,000                        April 16, 1999
Cuttyhunk Fund Limited, The                                100,000                        December 31, 1998
Griesel, Thomas J.                                          17,000                        May 12, 2000
Halifax Fund, L.P.                                         100,000                        February 9, 1999
Moorehead, Donald F.                                        30,000                        April 16, 1999
Moorehead, George O.                                        10,000                        April 16, 1999
Pelletier, Kevin                                             1,750                        May 12, 2000
Sands Bros.                                                200,000                        November 12, 1998
Schacter, David                                             16,625                        May 12, 2000
Schacter, Robert T.                                         68,000                        May 12, 2000
Schoffman, Stephen                                          17,167                        September 30, 1998
Shayne, Andrew                                              16,625                        May 12, 2000
Siegel, Jonathan                                             6,438                        September 30, 1998
Spackman, Thomas J.                                         20,000                        April 16, 1999
SPH Equities, Inc.                                         200,000                        February 10, 1998
SPH Equities, Inc.                                          25,000                        May 8, 1998
SPH Equities, Inc.                                          50,000                        May 18, 1998
                                                         ---------
         Total                                           1,035,730
                                                         =========